                                  EXHIBIT 1.2

                           COLONIAL PROPERTIES TRUST
                   (an Alabama Real Estate Investment Trust)

                                 Common Shares

                                TERMS AGREEMENT
                                ---------------

                                                           Dated: March 24, 1998


To:  COLONIAL PROPERTIES TRUST
     2101 6th Avenue North
     Suite 750
     Birmingham, Alabama

Attention: Chairman of the Board of Trustees

Ladies and Gentlemen:

     We (the "Underwriter") understand that Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), proposes to issue and sell 808,081 common shares of beneficial interest, $.01 par value (the "Common Shares") (such Common Shares being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the number of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite our name. We intend to deposit the shares directly with (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, to which Smith Barney Inc. acts as sponsor and depositor. We are an affiliate of the Trust.
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                                              Number of Shares
                                                  of Initial
Underwriter                                Underwritten Securities
-----------                                -----------------------
Wheat First Securities, Inc.                       806,452


     The Underwritten Securities shall have the following terms:

Title of Securities:                     Common Shares
Number of Shares:                        806,452
Public offering price per share:         $31.0000
Purchase price per share:                $29.4500
Number of Option Securities,
  if any, that may be purchased
  by the Underwriter:                    None
Additional co-managers, if any:          None
Closing date and location:               March 27, 1998, at 9:00 a.m.
                                         Richmond, Virginia time,  at
                                         Hunton & Williams
                                         Riverfront Plaza, East Tower
                                         351 East Byrd Street
                                         Richmond, Virginia  23219

     All the provisions contained in the document attached as Annex A hereto entitled "Colonial Properties Trust - Preferred Shares, Common Shares, and Common Share Warrants - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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

     Please accept this offer no later than seven o'clock P.M. (New York City time) on March 24, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              WHEAT FIRST SECURITIES, INC.


                              By /s/ Carl L. Kinder, III
                                 ---------------------------------------
                                 Name: Carl L. Kinder, III
                                 Title: Vice President

Accepted:

COLONIAL PROPERTIES TRUST


By /s/ Douglas B. Nunnelley
   --------------------------------
   Name: Douglas B. Nunnelley
   Title: Senior Vice President and
          Secretary

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